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As filed with the Securities and Exchange Commission on September 25, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gerber Scientific, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0640743 (I.R.S. Employer Identification No.)

83 Gerber Road West South Windsor, Connecticut (Address of principal executive offices)	06074 (Zip Code)
Gerber Scientific, Inc. 2006 Omnibus Incentive Plan
(Full title of the plan)
William V. Grickis, Jr.
Senior Vice President, General Counsel and Secretary
83 Gerber Road West
South Windsor, Connecticut 06074
(Name and address of agent for service)
(860) 644-1551
(Telephone number, including area code, of agent for service)
Copy to:
Richard J. Parrino, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering
Title of securities to be registered	registered(1)	share(2)	price(2)	Amount of registration fee
Common Stock	1,500,000	$9.29	$13,927,500	$547.35

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan, may become subject to such plan.
(2)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based on the average of the high and low prices per share of the common stock on September 19, 2008, as reported by the New York Stock Exchange.

EXPLANATORY NOTE
          As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by Gerber Scientific, Inc. (the “Registrant”) on September 22, 2006 (File No. 333-137546), relating to shares of the Registrant’s common stock issuable pursuant to the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan (as amended and restated, the “Stock Incentive Plan”). This Registration Statement, which is being filed to register an additional 1,500,000 shares of common stock for issuance pursuant to the Stock Incentive Plan, consists of the facing page, this page, other required information, and required opinions, consents and other exhibits.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.
          The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this registration statement:
(a)	Annual Report on Form 10-K for the fiscal year ended April 30, 2008.

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008.

(c)	The disclosure contained in Item 2.05 of the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2008.

(d)	Current Reports on Form 8-K filed with the SEC on September 10, 2008 and September 25, 2008.

(e)	Description of the Registrant’s common stock contained in its registration statement on Form 8-A filed with the SEC on September 11, 1980, and all amendments or reports filed for the purpose of updating such description.
          The Registrant does not incorporate by reference any portion of any document, including any Current Report on Form 8-K, which is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject any portion of any such document to the liability of that section unless the Registrant expressly states that such information is so deemed to be filed or unless the Registrant expressly incorporates such information by reference in this registration statement. Subject to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated in this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8.   Exhibits.
          The Registrant herewith files or incorporates by reference the exhibits identified below:

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Gerber Scientific, Inc. (the “Company”). Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2004 and incorporated herein by reference.

4.2	Amended and Restated By-laws of Gerber Scientific, Inc. Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 1, 2007 and incorporated herein by reference.

4.3	Form of common stock certificate of the Company. Filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007 and incorporated herein by reference.

* 5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

10.1	Gerber Scientific, Inc. 2006 Omnibus Incentive Plan. Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 25, 2008 and incorporated herein by reference.

*23.1	Consent of PricewaterhouseCoopers LLP regarding the financial statements of the Company.

*23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page to this registration statement).

*	Filed herewith.

Item 9.   Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)

that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of South Windsor, state of Connecticut, on this 25th day of September 2008.

GERBER SCIENTIFIC, INC.
By:	/s/ Marc T. Giles
Marc T. Giles
President and Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Marc T. Giles and Michael R. Elia, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of September 25, 2008 by the following persons in the capacities indicated:

Signature	Title

/s/ Marc T. Giles Marc T. Giles	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael R. Elia Michael R. Elia	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John J. Krawczynski John J. Krawczynski	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Donald P. Aiken Donald P. Aiken	Chairman and Director

/s/ Edward G. Jepsen	Director
Edward G. Jepsen

/s/ Randall D. Ledford	Director
Randall D. Ledford

/s/ John R. Lord	Director
John R. Lord

/s/ Carole F. St. Mark	Director
Carole F. St. Mark

/s/ W. Jerome Vereen W. Jerome Vereen	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Gerber Scientific, Inc. (the “Company”). Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2004 and incorporated herein by reference.

4.2	Amended and Restated By-laws of Gerber Scientific, Inc. Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 1, 2007 and incorporated herein by reference.

4.3	Form of common stock certificate of the Company. Filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007 and incorporated herein by reference.

* 5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

10.1	Gerber Scientific, Inc. 2006 Omnibus Incentive Plan. Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 25, 2008 and incorporated herein by reference.

*23.1	Consent of PricewaterhouseCoopers LLP regarding the financial statements of the Company.

*23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page to this registration statement).

*	Filed herewith.